Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Mendocino Brewing Company, Inc. (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mahadevan Narayanan, Chief Financial Officer of the Company, certify, pursuant to Title 18, United States Code, Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: August 14, 2015

	By:	/s/ Mahadevan Narayanan
	Name:	Mahadevan Narayanan
	Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)